Exhibit 99.1

Republic Bancorp, Inc. Reports Second Quarter Net Income of $6.1 Million and Year to Date Net Income of $19.5 million

LOUISVILLE, Ky.--(BUSINESS WIRE)--July 18, 2013--Republic Bancorp, Inc. (“Republic” or the “Company”) is pleased to report net income of $6.1 million for the second quarter of 2013 resulting in Diluted Earnings per Class A Common Share of $0.30. Return on average assets (“ROA”) and return on average equity (“ROE”) were 0.73% and 4.46%, respectively, for the quarter. Net income for the first six months of 2013 was $19.5 million, with diluted Earnings per Class A Common share of $0.94. ROA and ROE for the first six months of 2013 were 1.14% and 7.13%, respectively.

“Net income for the second quarter and first six months of 2013 continued to benefit from growth in net interest income and low loan loss provisions as credit quality remained sound. Comparability between the first six months of 2013 and the first six months of 2012 were negatively impacted by the fact that we haven’t been able to repeat our overwhelming successes from 2012, which included a near-record tax season within our Republic Processing Group (‘RPG’) business segment and a large bargain purchase gain earned from the acquisition of a failed bank in Tennessee,” commented Steve Trager, Chairman & CEO of Republic.

In line with Republic’s non-traditional banking growth objectives, the Company announced on July 11, 2013, that its wholly-owned subsidiary, Republic Bank & Trust Company (“RB&T”), has entered into a Purchase and Assumption Agreement (the “Agreement”) to acquire certain assets and substantially all of the deposits of H&R Block Bank. As part of that announcement, the Company also disclosed that RB&T and H&R Block, Inc. and its affiliates are currently in separate contract negotiations to enter into a Joint Marketing Master Services Agreement (“MSA”), pursuant to which RB&T would offer H&R Block-branded financial services products to H&R Block’s clients. For additional information on the Agreement and the on-going contract negotiations for the MSA, see Republic’s Form 8-K filed with the Securities and Exchange Commission on July 11, 2013.

Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for RB&T and Republic Bank.

The following chart highlights Republic’s second quarter and year-to-date 2013 financial performance compared to the same period in 2012:

	Three Months Ended		%	Six Months Ended		%
(dollars in thousands, except per share data)	6/30/13	6/30/12	Change	6/30/13	6/30/12	Change

Income before income taxes	$8,946	$14,481	-38%	$29,924	$142,187	-79%
Net Income	$6,119	$9,578	-36%	$19,475	$92,050	-79%
Diluted Earnings per Class A Share	$0.30	$0.46	-35%	$0.94	$4.38	-79%
ROA	0.73%	1.16%	-37%	1.14%	4.94%	-77%
ROE	4.46%	7.17%	-38%	7.13%	35.19%	-80%

Results of Operations for the Second Quarter of 2013 Compared to the Second Quarter of 2012

Traditional Banking and Mortgage Banking (collectively “Core Banking”)

Net income from Core Banking was $7.0 million for the second quarter of 2013, a decrease of 3% from a solid second quarter of 2012. The Company’s second quarter 2013 operating results were negatively impacted compared to the second quarter of 2012 by higher overhead costs, which were partially offset by an increase in net interest income, along with growth in mortgage banking income and service charges on deposits.

Net interest income within the Core Bank was $28.8 million for the second quarter of 2013, an increase of $608,000 over the second quarter of 2012. The increase in net interest income for the quarter was primarily attributable to growth in the loan portfolio and the on-going impact of the Company’s 2012 acquisitions. Comparing June 30, 2013 to June 30, 2012, total loans grew $178 million, with the Company’s outstanding warehouse lines-of-credit contributing $88 million of that growth. In addition, net interest income from the Company’s Minnesota and Tennessee banking centers acquired in 2012 was $3.3 million for the second quarter of 2013 compared to $1.1 million for the second quarter of 2012. The increase in loan balances and the contribution from the Company’s 2012 acquisitions assisted in overcoming industry-wide margin challenges as the Core Bank’s net interest margin remained solid at 3.57% for the quarter.

The Core Bank’s provision for loan losses increased from $831,000 during the second quarter of 2012 to $1.0 million during the second quarter of 2013. While nominally higher than the second quarter of 2012, overall provision expense for the second quarter of 2013 remained favorably low and benefitted from continued strong asset quality with no new significant classified loans identified during the quarter. The Company ended the quarter with a solid “non-performing loans to total loans ratio” of 0.67%, its best such measure since the fourth quarter ended December 31, 2008. In addition, the Company’s strong “delinquent loans to total loans ratio” ended the second quarter of 2013 at 0.63%, its best mark since March 31, 2007.

The table below illustrates the Core Bank’s continuing solid credit quality ratios for the most recent quarter-ends and the previous three calendar year-ends.

	As of and for the:
	Quarter Ending:		Year Ending:

Core Banking Credit Quality Ratios	6/30/13	3/31/13	12/31/12	12/31/11	12/31/10

Non-performing loans to total loans	0.67%	0.80%	0.82%	1.02%	1.30%

Non-performing assets to total loans (including OREO)	1.24%	1.51%	1.79%	1.49%	1.84%

Delinquent loans to total loans	0.63%	0.76%	0.79%	1.07%	1.24%

Net loan charge-offs to average loans	0.21%	0.02%	0.34%	0.24%	0.51%
(Annualized as of 6/30/13 and 3/31/13)

OREO = Other Real Estate Owned

Non-interest income for the Core Bank was $8.9 million for the second quarter of 2013 compared to $7.9 million for the second quarter of 2012. Republic experienced a solid performance for mortgage banking income during the second quarter of 2013, as the Core Bank continued to capitalize on a favorably low interest rate environment at the beginning of the quarter combined with its $0 closing cost promotion. These factors drove strong consumer demand for secondary market loans during the first half of the second quarter. As long term interest rates began to rise dramatically during May 2013, consumer demand for fixed rate secondary market loan products began to meaningfully slow. At June 30, 2013, the Company’s pipeline of secondary market loan applications, in which the consumer had locked his or her loan, was $31 million compared to $70 million at the beginning of the second quarter. The dramatic increase in long-term rates will present challenges for the Company to maintain the same level of mortgage banking income during the second half of 2013 as it achieved during the first and second quarters of the year.

The Core Bank’s non-interest expenses increased $1.8 million for the second quarter of 2013 to $26.3 million. The increase was primarily due to increased staffing added during 2012 in connection with the Company’s acquisition of two failed banks and its on-going acquisition strategies, which require additional support staff to be available to respond to immediate opportunities. In addition, the Company continues to add experienced, high-level sales staff as Republic remains an attractive employment option throughout its markets.

Republic Processing Group

During the second quarter of 2013, RPG generated a net loss of $862,000 compared to net income of $2.4 million during the second quarter of 2012. As discussed in previous reports, the decrease in net income at RPG is consistent with the Company’s decline in product volume resulting from the cancelation during the second half of 2012 of two of the Company’s large third party processing contracts. In addition, the Company continues to maintain considerable staffing levels at RPG as it is seeks to grow its product lines within the non-traditional banking space, most notably with prepaid cards.

Conclusion

“While the performance of our Core Bank remains sound, we are eager to leverage our strong capital base and grow the Company through strategic acquisition opportunities. While unsuccessful in our attempts to acquire a failed bank through the first six months of 2013, we remain diligent in our efforts and faithful to our acquisition strategies, which have produced worthwhile results for the Company over the past 18 months. While we reflect on our past with great pride, we also look forward to our future with great optimism. With this pride and optimism, I once again remind our clients, our associates and our shareholders, ‘We were here for you yesterday. We are here for you today. We will be here for you tomorrow,’” concluded Steve Trager.

Republic Bancorp, Inc. (NASDAQ: RBCAA), headquartered in Louisville, Kentucky, is the holding company for Republic Bank & Trust Company (“RB&T”) and Republic Bank (“RB”). Republic Bancorp, Inc. (Republic) has 44 banking centers and is the parent company of Republic Bank & Trust Company and Republic Bank. Republic Bank & Trust Company has 34 banking centers in 12 Kentucky communities - Covington, Crestwood, Elizabethtown, Florence, Frankfort, Georgetown, Independence, Lexington, Louisville, Owensboro, Shelbyville and Shepherdsville, three banking centers in southern Indiana – Floyds Knobs, Jeffersonville and New Albany, one banking center in Franklin (Nashville), Tennessee, and one banking center in Bloomington (Minneapolis), Minnesota. Republic Bank has banking centers in Hudson, Palm Harbor, Port Richey and Temple Terrace, Florida as well as Blue Ash (Cincinnati), Ohio. Republic offers internet banking at www.republicbank.com. Republic has $3.3 billion in assets and is headquartered in Louisville, Kentucky. Republic’s Class A Common Stock is listed under the symbol “RBCAA” on the NASDAQ Global Select Market.

Forward-Looking Statements

This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, future acquisitions, future challenges of growing or maintaining non interest income, net interest income and net interest margin in the Company’s Core Bank operations, the future growth and performance of Republic Processing Group, current expectations and assumptions regarding its business, the economy and other future conditions. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the ability for all parties to receive regulatory approvals as provided for in the Agreement with H&R Block Bank, the ability of the parties to successfully negotiate the MSA and previously disclosed Receivables Purchase Agreement as anticipated, and the ability of the parties to successfully consummate the transaction as contemplated in the Agreement. Forward-looking statements can be identified by the use of the words “expect,” “anticipate,” “believe,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual results may differ materially from those contemplated by the forward-looking statements. The Company cautions you therefore against relying on any of these forward-looking statements, which speak only as of the date on which they are made. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include factors disclosed from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including those factors set forth as “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended December 31, 2012. The Company undertakes no obligation to update any forward-looking statements. These forward-looking statements are made only as of the date of this release, and the Company undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	June 30, 2013	Dec. 31, 2012	June 30, 2012
Assets:
Cash and cash equivalents	$97,690	$137,691	$124,357
Investment securities	475,500	484,256	608,090
Mortgage loans held for sale	24,174	10,614	4,093
Loans	2,618,764	2,650,197	2,440,394
Allowance for loan losses	(23,226)	(23,729)	(22,510)
Federal Home Loan Bank stock, at cost	28,342	28,377	28,391
Premises and equipment, net	32,629	33,197	32,962
Goodwill	10,168	10,168	10,168
Other real estate owned ("OREO")	15,248	26,203	18,345
Other assets and accrued interest receivable	37,776	37,425	34,510
Total assets	$3,317,065	$3,394,399	$3,278,800

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$487,787	$479,046	$513,136
Interest-bearing	1,483,260	1,503,882	1,392,155
Total deposits	1,971,047	1,982,928	1,905,291

Securities sold under agreements to repurchase and other short-term borrowings	128,532	250,884	194,412
Federal Home Loan Bank advances	592,044	542,600	538,555
Subordinated note	41,240	41,240	41,240
Other liabilities and accrued interest payable	40,135	40,045	59,589
Total liabilities	2,772,998	2,857,697	2,739,087

Stockholders' equity	544,067	536,702	539,713
Total liabilities and Stockholders' equity	$3,317,065	$3,394,399	$3,278,800

Average Balance Sheet Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Assets:
Investment securities, including FHLB stock	$511,225	$680,134	$510,122	$685,230
Federal funds sold and other interest-earning deposits	127,696	117,497	156,805	434,542
Loans and fees, including loans held for sale	2,590,643	2,406,180	2,586,809	2,422,756
Total earning assets	3,229,564	3,203,811	3,253,736	3,542,528
Total assets	3,355,109	3,302,987	3,402,133	3,727,091

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$492,442	$533,649	$531,314	$727,546
Interest-bearing deposits	1,515,878	1,414,427	1,513,903	1,542,296
Securities sold under agreements to repurchase and other short-term borrowings	149,237	250,515	175,932	260,919
Federal Home Loan Bank advances	588,712	479,064	570,497	580,291
Subordinated note	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,295,067	2,185,246	2,301,572	2,424,746
Stockholders' equity	548,644	534,576	546,089	523,135

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012

Total interest income(1)	$34,119	$33,814	$68,520	$113,401
Total interest expense	5,352	5,502	10,623	11,869

Net interest income	28,767	28,312	57,897	101,532

Provision for loan losses	905	466	280	11,636

Non interest income:
Service charges on deposit accounts	3,498	3,286	6,708	6,589
Net refund transfer fees	1,683	6,147	13,697	77,896
Mortgage banking income	2,180	1,963	5,454	3,317
Debit card interchange fee income	1,656	1,441	3,467	2,997
Bargain purchase gain - Tennessee Commerce Bank	-	(96)	-	27,803
Bargain purchase gain - First Commercial Bank	-	-	1,324	-
Net gain on sales of securities	-	-	-	56
Other	1,766	1,345	2,658	2,237
Total non interest income	10,783	14,086	33,308	120,895

Non interest expenses:
Salaries and employee benefits	15,086	14,313	31,200	31,284
Occupancy and equipment, net	5,315	5,144	10,892	11,218
Communication and transportation	991	961	2,021	3,622
Marketing and development	880	904	1,782	1,842
FDIC insurance expense	402	291	815	721
Bank franchise tax expense	857	703	2,572	2,634
Data processing	792	1,195	1,508	2,416
Debit card interchange expense	718	660	1,561	1,261
Supplies	218	529	572	1,478
OREO expense	945	555	1,834	1,160
Charitable contributions	227	200	463	2,878
Legal expense	1,338	527	1,768	895
FHLB advance prepayment expense	-	-	-	2,436
Other	1,930	1,469	4,013	4,759
Total non interest expenses	29,699	27,451	61,001	68,604

Income before income tax expense	8,946	14,481	29,924	142,187
Income tax expense	2,827	4,903	10,449	50,137

Net income	$6,119	$9,578	$19,475	$92,050

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the		As of and for the
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Per Share Data:

Basic average shares outstanding	20,782	20,958	20,823	20,957
Diluted average shares outstanding	20,858	21,017	20,895	21,034

End of period shares outstanding:
Class A Common Stock	18,522	18,658	18,522	18,658
Class B Common Stock	2,260	2,299	2,260	2,299

Book value per share(2)	$26.18	$25.75	$26.18	$25.75
Tangible book value per share(2)	25.42	25.01	25.42	25.01

Earnings per share:
Basic earnings per Class A Common Stock	$0.30	$0.46	$0.94	$4.40
Basic earnings per Class B Common Stock	0.28	0.44	0.91	4.37
Diluted earnings per Class A Common Stock	0.30	0.46	0.94	4.38
Diluted earnings per Class B Common Stock	0.28	0.44	0.90	4.35

Cash dividends declared per share:
Class A Common Stock	$0.176	$0.165	$0.341	$0.319
Class B Common Stock	0.160	0.150	0.310	0.290

Performance Ratios:

Return on average assets	0.73%	1.16%	1.14%	4.94%
Return on average equity	4.46	7.17	7.13	35.19
Efficiency ratio(3)	75	65	67	31
Yield on average interest-earning assets	4.23	4.22	4.21	6.40
Cost of interest-bearing liabilities	0.93	1.01	0.92	0.98
Net interest spread	3.30	3.21	3.29	5.42
Net interest margin - Total Company	3.56	3.53	3.56	5.73
Net interest margin - Traditional Bank	3.57	3.57	3.58	3.58

Other Information:

End of period full-time equivalent employees	791	749	791	749
Number of banking centers	44	43	44	43

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics	As of and for the		As of and for the
	Three Months Ended June 31,		Six Months Ended June 31,
	2013	2012	2013	2012
Credit Quality Asset Balances - Total Company:

Loans on non-accrual status	$15,323	$21,819	$15,323	$21,819
Loans past due 90 days or more and still on accrual	2,159	50	2,159	50
Total non-performing loans	17,482	21,869	17,482	21,869
OREO	15,248	18,345	15,248	18,345
Total non-performing assets	$32,730	$40,214	$32,730	$40,214
Total delinquent loans	$16,374	$18,120	$16,374	$18,120

Credit Quality Asset Balances - Acquired Banks:

Loans on non-accrual status	$21	$177	$21	$177
Loans past due 90 days or more and still on accrual	2,159	50	2,159	50
Total non-performing loans	2,180	227	2,180	227
OREO	6,113	3,272	6,113	3,272
Total non-performing assets	$8,293	$3,499	$8,293	$3,499
Total delinquent loans	$3,466	$672	$3,466	$672

Credit Quality Ratios - Total Company:

Non-performing loans to total loans	0.67%	0.90%	0.67%	0.90%
Non-performing assets to total loans (including OREO)	1.24	1.64	1.24	1.64
Non-performing assets to total assets	0.99	1.23	0.99	1.23
Allowance for loan losses to total loans	0.89	0.92	0.89	0.92
Allowance and non-accretable yield to total GCLPR(4)	1.99	1.42	1.99	1.42
Allowance for loan losses to non-performing loans	133	103	133	103
Delinquent loans to total loans(5)	0.63	0.74	0.63	0.74
Net loan charge-offs to average loans (annualized)	0.19	0.28	0.06	1.09

Credit Quality Ratios - Core Bank:

Non-performing loans to total loans	0.67%	0.90%	0.67%	0.90%
Non-performing assets to total loans (including OREO)	1.24	1.64	1.24	1.64
Non-performing assets to total assets	0.99	1.23	0.99	1.23
Allowance for loan losses to total loans	0.89	0.92	0.89	0.92
Allowance and non-accretable yield to total GCLPR(4)	1.99	1.42	1.99	1.42
Allowance for loan losses to non-performing loans	133	104	133	104
Delinquent loans to total loans(5)	0.63	0.74	0.63	0.74
Net loan charge-offs to average loans (annualized)	0.21	0.28	0.12	0.46

Credit Quality Ratios - Core Bank Excluding Acquired Banks:

Non-performing loans to total loans	0.61%	0.90%	0.61%	0.90%
Non-performing assets to total loans (including OREO)	0.97	1.52	0.97	1.52
Non-performing assets to total assets	0.76	1.16	0.76	1.16
Allowance for loan losses to total loans	0.88	0.94	0.88	0.94
Allowance for loan losses to non-performing loans	145	104	145	104
Delinquent loans to total loans(5)	0.51	0.73	0.51	0.73
Net loan charge-offs to average loans (annualized)	0.23	0.29	0.13	0.47

Credit Quality Ratios - Acquired Banks:

Non-performing loans to total loans	1.95%	0.59%	1.95%	0.59%
Non-performing assets to total loans (including OREO)	7.04	8.38	7.04	8.38
Non-performing assets to total assets	7.04	3.20	7.04	3.20
Allowance for loan losses to total loans	0.95	-	0.95	-
Allowance and non-accretable yield to total GCLPR(4)	21.34	24.03	21.34	24.03
Allowance for loan losses to non-performing loans	49	-	49	-
Delinquent loans to total loans(5)	3.10	1.75	3.10	1.75
Net loan charge-offs to average loans (annualized)	(0.11)	-	(0.07)	-

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Balance Sheet Data
	Quarterly Comparison
	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
Assets:
Cash and cash equivalents	$97,690	$207,451	$137,691	$96,187	$124,357
Investment securities	475,500	473,726	484,256	581,262	608,090
Mortgage loans held for sale	24,174	20,726	10,614	3,385	4,093
Loans	2,618,764	2,598,642	2,650,197	2,642,357	2,440,394
Allowance for loan losses	(23,226)	(23,563)	(23,729)	(24,100)	(22,510)
Federal Home Loan Bank stock, at cost	28,342	28,342	28,377	28,784	28,391
Premises and Equipment, net	32,629	33,535	33,197	32,984	32,962
Goodwill	10,168	10,168	10,168	10,168	10,168
OREO	15,248	18,689	26,203	25,148	18,345
Other assets and interest receivable	37,776	33,642	37,425	39,601	34,510
Total assets	$3,317,065	$3,401,358	$3,394,399	$3,435,776	$3,278,800

Liabilities and Stockholders' Equity:
Deposits:
Non interest-bearing	$487,787	$524,149	$479,046	$514,893	$513,136
Interest-bearing	1,483,260	1,547,647	1,503,882	1,540,717	1,392,155
Total deposits	1,971,047	2,071,796	1,982,928	2,055,610	1,905,291

Securities sold under agreements to repurchase and other short-term borrowings	128,532	120,217	250,884	169,839	194,412
Federal Home Loan Bank advances	592,044	572,570	542,600	553,487	538,555
Subordinated note	41,240	41,240	41,240	41,240	41,240
Other liabilities and accrued interest payable	40,135	52,800	40,045	57,844	59,589
Total liabilities	2,772,998	2,858,623	2,857,697	2,878,020	2,739,087

Stockholders' equity	544,067	542,735	536,702	557,756	539,713
Total liabilities and Stockholders' equity	$3,317,065	$3,401,358	$3,394,399	$3,435,776	$3,278,800

Average Balance Sheet Data
	Quarterly Comparison
	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
Assets:
Investment securities, including FHLB stock	$511,225	$509,006	$564,272	$629,542	$680,134
Federal funds sold and other interest-earning deposits	127,696	186,237	106,359	82,404	117,497
Loans and fees, including loans held for sale	2,590,643	2,582,932	2,650,267	2,520,174	2,406,180
Total earning assets	3,229,564	3,278,175	3,320,898	3,232,120	3,203,811
Total assets	3,355,109	3,449,641	3,448,191	3,322,077	3,302,987

Liabilities and Stockholders' Equity:
Non interest-bearing deposits	$492,442	$570,619	$542,973	$505,127	$533,649
Interest-bearing deposits	1,515,878	1,511,906	1,505,108	1,462,069	1,414,427
Securities sold under agreements to repurchase and other short-term borrowings	149,237	202,924	220,279	208,051	250,515
Federal Home Loan Bank advances	588,712	552,080	570,147	523,053	479,064
Subordinated note	41,240	41,240	41,240	41,240	41,240
Total interest-bearing liabilities	2,295,067	2,308,150	2,336,774	2,234,413	2,185,246
Stockholders' equity	548,644	543,506	534,724	539,863	534,576

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Income Statement Data
	Three Months Ended
	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012

Total interest income(1)	$34,119	$34,401	$35,930	$34,128	$33,814
Total interest expense	5,352	5,271	5,379	5,556	5,502
Net interest income	28,767	29,130	30,551	28,572	28,312

Provision for loan losses	905	(625)	1,324	2,083	466

Non interest income:
Service charges on deposit accounts	3,498	3,210	3,469	3,438	3,286
Net refund transfer fees	1,683	12,014	177	231	6,147
Mortgage banking income	2,180	3,274	2,856	2,274	1,963
Debit card interchange fee income	1,656	1,811	1,430	1,390	1,441
Bargain purchase gain - TCB	-	-	-	(189)	(96)
Bargain purchase gain - FCB	-	1,324	712	27,112	-
Other	1,766	892	694	589	1,345
Total non interest income	10,783	22,525	9,338	34,845	14,086

Non interest expenses:
Salaries and employee benefits	15,086	16,114	14,428	14,921	14,313
Occupancy and equipment, net	5,315	5,577	5,538	5,718	5,144
Communication and transportation	991	1,030	1,139	1,045	961
Marketing and development	880	902	759	828	904
FDIC insurance expense	402	413	395	287	291
Bank franchise tax expense	857	1,715	553	729	703
Data processing	792	716	863	1,030	1,195
Debit card interchange expense	718	843	553	648	660
Supplies	218	354	366	270	529
OREO expense	945	889	1,049	1,328	555
Charitable contributions	227	236	231	232	200
Legal expense	1,338	430	583	388	527
Other	1,930	2,083	1,922	2,338	1,469
Total non interest expenses	29,699	31,302	28,379	29,762	27,451

Income before income tax expense	8,946	20,978	10,186	31,572	14,481
Income tax expense	2,827	7,622	3,565	10,904	4,903

Net income	$6,119	$13,356	$6,621	$20,668	$9,578

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Selected Data and Statistics
	As of and for the Three Months Ended
	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
Per Share Data:

Basic average shares outstanding	20,782	20,864	20,971	20,948	20,958
Diluted average shares outstanding	20,858	20,933	21,020	21,029	21,017

End of period shares outstanding:
Class A Common Stock	18,522	18,513	18,694	18,673	18,658
Class B Common Stock	2,260	2,264	2,271	2,271	2,299

Book value per share(2)	$26.18	$26.12	$25.60	$26.63	$25.75
Tangible book value per share(2)	25.42	25.38	24.86	25.88	25.01

Earnings per share:
Basic earnings per Class A Common Stock	$0.30	$0.64	$0.33	$0.99	$0.46
Basic earnings per Class B Common Stock	0.28	0.63	0.21	0.97	0.44
Diluted earnings per Class A Common Stock	0.30	0.64	0.33	0.98	0.46
Diluted earnings per Class B Common Stock	0.28	0.62	0.21	0.97	0.44

Cash dividends declared per share:
Class A Common Stock	$0.176	$0.165	$1.265	$0.165	$0.165
Class B Common Stock	0.160	0.150	1.150	0.150	0.150

Performance Ratios:

Return on average assets	0.73%	1.55%	0.77%	2.49%	1.16%
Return on average equity	4.46	9.83	4.95	15.31	7.17
Efficiency ratio(3)	75	61	71	47	65
Yield on average interest-earning assets	4.23	4.20	4.33	4.22	4.22
Cost of interest-bearing liabilities	0.93	0.91	0.92	0.99	1.01
Net interest spread	3.30	3.29	3.41	3.23	3.21
Net interest margin - Total Company	3.56	3.55	3.68	3.54	3.53
Net interest margin - Traditional Bank	3.57	3.60	3.69	3.54	3.57

Other Information:

End of period full-time equivalent employees	791	797	797	772	749
Number of banking centers	44	44	44	44	43

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release (continued)
(all amounts other than per share amount, number of employees and number of banking centers are expressed in thousands unless otherwise noted)

Credit Quality Data and Statistics
	As of and for the Three Months Ended
	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
Credit Quality Asset Balances - Total Company:
Loans on non-accrual status	$15,323	$18,161	$18,506	$20,436	$21,819
Loans past due 90 days or more and still on accrual	2,159	2,752	3,173	616	50
Total non-performing loans	17,482	20,913	21,679	21,052	21,869
OREO	15,248	18,689	26,203	25,148	18,345
Total non-performing assets	$32,730	$39,602	$47,882	$46,200	$40,214
Total delinquent loans	$16,374	$19,813	$20,844	$17,892	$18,120

Credit Quality Asset Balances - Acquired Banks:
Loans on non-accrual status	$21	$24	$-	$22	$177
Loans past due 90 days or more and still on accrual	2,159	2,752	3,173	616	50
Total non-performing loans	2,180	2,776	3,173	638	227
OREO	6,113	10,346	14,498	12,398	3,272
Total non-performing assets	$8,293	$13,122	$17,671	$13,036	$3,499
Total delinquent loans	$3,466	$3,846	$5,967	$711	$672

Credit Quality Ratios - Total Company:
Non-performing loans to total loans	0.67%	0.80%	0.82%	0.80%	0.90%
Non-performing assets to total loans (including OREO)	1.24	1.51	1.79	1.73	1.64
Non-performing assets to total assets	0.99	1.16	1.41	1.34	1.23
Allowance for loan losses to total loans	0.89	0.91	0.90	0.91	0.92
Allowance and non-accretable yield to total GCLPR(4)	1.99	2.12	2.34	2.56	1.42
Allowance for loan losses to non-performing loans	133	113	109	114	103
Delinquent loans to total loans(5)	0.63	0.76	0.79	0.68	0.74
Net loan charge-offs to average loans (annualized)	0.19	(0.07)	0.26	0.08	0.28

Credit Quality Ratios - Core Bank:
Non-performing loans to total loans	0.67%	0.80%	0.82%	0.80%	0.90%
Non-performing assets to total loans (including OREO)	1.24	1.51	1.79	1.73	1.64
Non-performing assets to total assets	0.99	1.16	1.41	1.34	1.23
Allowance for loan losses to total loans	0.89	0.91	0.90	0.91	0.92
Allowance and non-accretable yield to total GCLPR(4)	1.99	2.12	2.34	2.56	1.42
Allowance for loan losses to non-performing loans	133	113	109	114	104
Delinquent loans to total loans(5)	0.63	0.76	0.79	0.68	0.74
Net loan charge-offs to average loans (annualized)	0.21	0.02	0.31	0.15	0.28

Credit Quality Ratios - Core Bank Excluding Acquired Banks:
Non-performing loans to total loans	0.61%	0.73%	0.74%	0.82%	0.90%
Non-performing assets to total loans (including OREO)	0.97	1.07	1.20	1.33	1.52
Non-performing assets to total assets	0.76	1.81	0.95	1.04	1.16
Allowance for loan losses to total loans	0.88	0.94	0.94	0.97	0.94
Allowance for loan losses to non-performing loans	145	129	127	118	104
Delinquent loans to total loans(5)	0.51	0.64	0.59	0.69	0.73
Net loan charge-offs to average loans (annualized)	0.23	0.02	0.33	0.16	0.29

Credit Quality Ratios - Acquired Banks:
Non-performing loans to total loans	1.95%	2.26%	2.29%	0.38%	0.59%
Non-performing assets to total loans (including OREO)	7.04	9.85	11.54	7.53	8.38
Non-performing assets to total assets	7.04	8.87	8.73	5.40	3.20
Allowance for loan losses to total loans	0.95	0.17	0.15	-	-
Allowance and non-accretable yield to total GCLPR(4)	21.34	20.60	21.77	21.43	24.03
Allowance for loan losses to non-performing loans	49	8	7	-	-
Delinquent loans to total loans(5)	3.10	3.13	4.30	0.44	1.75
Net loan charge-offs to average loans (annualized)	(0.11)	-	-	-	-

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release (continued)

Segment Data:

Reportable segments are determined by the type of products and services offered and the level of information provided to the chief operating decision maker, who uses such information to review performance of various components of the business (such as branches and subsidiary banks), which are then aggregated if operating performance, products/services, and customers are similar.

As of June 30, 2013, the Company was divided into three distinct business operating segments: Traditional Banking, Mortgage Banking and Republic Processing Group (“RPG”). During 2012, the Company realigned the previously reported Tax Refund Solutions (“TRS”) segment as a division of the newly formed RPG segment. Along with the TRS division, Republic Payment Solutions (“RPS”) and Republic Credit Solutions (“RCS”) were created to operate as divisions of the RPG segment.

Nationally, through Republic Bank & Trust Company (“RB&T”), RPG facilitates the receipt and payment of federal and state tax refund products under the TRS division. Nationally, through Republic Bank, the RPS division is an issuing bank offering general purpose reloadable prepaid debit cards through third party program managers. Nationally, through RB&T, the RCS division is preparing to pilot short-term consumer credit products through multiple channels, including the internet and retail locations. For the projected near-term, as the programs are established, the operating results of the RPS and RCS divisions are expected to be immaterial to the Company’s overall results of operations and will therefore not be reported as a separate business operating segment until such time, if any, that they become material to the Company’s overall results of operations.

Loans, investments and deposits provide the majority of the net revenue from Traditional Banking operations; servicing fees and loan sales provide the majority of revenue from Mortgage Banking operations; Refund Transfer fees provide the majority of the revenue from TRS. All Company operations are domestic.

The accounting policies used for Republic’s reportable segments are the same as those described in the summary of significant accounting policies. Segment performance is evaluated using operating income. Goodwill is not allocated. Income taxes which are not segment specific are allocated based on income before income tax expense. Transactions among reportable segments are made at fair value.

Segment information for the three and six months ended June 30, 2013 and 2012 follows:

Republic Bancorp, Inc. Financial Information Second Quarter 2013 Earnings Release (continued)

	Three Months Ended June 30, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,606	$145	$16	$28,767

Provision for loan losses	1,045	-	(140)	905

Net refund transfer fees	-	-	1,683	1,683
Mortgage banking income	-	2,180	-	2,180
Other non interest income	6,660	75	185	6,920
Total non interest income	6,660	2,255	1,868	10,783

Total non interest expenses	25,443	906	3,350	29,699

Income before income tax expense	8,778	1,494	(1,326)	8,946
Income tax expense	2,768	523	(464)	2,827
Net income	$6,010	$971	$(862)	$6,119

Segment end of period assets	$3,277,181	$29,891	$9,993	$3,317,065

Net interest margin	3.57%	NM	NM	3.56%

	Three Months Ended June 30, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$28,090	$53	$169	$28,312

Provision for loan losses	831	-	(365)	466

Net refund transfer fees	-	-	6,147	6,147
Mortgage banking income	-	1,963	-	1,963
Bargain purchase gain - TCB	(96)	-	-	(96)
Other non interest income	6,036	11	25	6,072
Total non interest income	5,940	1,974	6,172	14,086

Total non interest expenses	23,590	923	2,938	27,451

Income before income tax expense	9,609	1,104	3,768	14,481
Income tax expense	3,129	386	1,388	4,903
Net income	$6,480	$718	$2,380	$9,578

Segment end of period assets	$3,248,453	$9,847	$20,500	$3,278,800

Net interest margin	3.57%	NM	NM	3.53%

Republic Bancorp, Inc. Financial Information Second Quarter 2013 Earnings Release (continued)

	Six Months Ended June 30, 2013
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$57,567	$258	$72	$57,897

Provision for loan losses	1,019	-	(739)	280

Net refund transfer fees	-	-	13,697	13,697
Mortgage banking income	-	5,454	-	5,454
Bargain purchase gain - FCB	1,324	-	-	1,324
Other non interest income	12,057	83	693	12,833
Total non interest income	13,381	5,537	14,390	33,308

Total non interest expenses	50,625	1,769	8,607	61,001

Income before income tax expense	19,304	4,026	6,594	29,924
Income tax expense	6,732	1,409	2,308	10,449
Net income	$12,572	$2,617	$4,286	$19,475

Segment end of period assets	$3,277,181	$29,891	$9,993	$3,317,065

Net interest margin	3.58%	NM	NM	3.56%

	Six Months Ended June 30, 2012
(dollars in thousands)	Traditional Banking	Mortgage Banking	Republic Processing Group	Total Company

Net interest income	$55,962	$173	$45,397	$101,532

Provision for loan losses	3,962	-	7,674	11,636

Net refund transfer fees	-	-	77,896	77,896
Mortgage banking income	-	3,317	-	3,317
Net gain on sales, calls and impairment of securities	56	-	-	56
Bargain purchase gain - TCB	27,803	-	-	27,803
Other non interest income	11,618	16	189	11,823
Total non interest income	39,477	3,333	78,085	120,895

Total non interest expenses	50,634	2,077	15,893	68,604

Income before income tax expense	40,843	1,429	99,915	142,187
Income tax expense	14,005	500	35,632	50,137
Net income	$26,838	$929	$64,283	$92,050

Segment end of period assets	$3,248,453	$9,847	$20,500	$3,278,800

Net interest margin	3.58%	NM	NM	5.73%

Republic Bancorp, Inc. Financial Information
Second Quarter 2013 Earnings Release (continued)

_____________________________________
(1) – The amount of loan fee income included in total interest income was $3.0 million and $1.3 million for the quarters ended June 30, 2013 and 2012. The amount of loan fee income included in total interest income was $5.6 million and $47.3 million for the six months ended June 30, 2013 and 2012.

The amount of loan fee income included in total interest income per quarter was as follows: $3.0 million (quarter ended June 30, 2013), $2.6 million (quarter ended March 31, 2013), $2.4 million (quarter ended December 31, 2012), $1.1 million (quarter ended September 30, 2012), and $1.3 million (quarter ended June 30, 2012).

(2) – The following table provides a reconciliation of total stockholders’ equity in accordance with U.S. generally accepted accounting principles (“GAAP”) to tangible stockholders’ equity in accordance with applicable regulatory requirements. The Company provides the tangible common equity ratio, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy.

	Quarterly Comparison
(in thousands, except per share data)	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
Total stockholders' equity (a)	$544,067	$542,735	$536,702	$557,756	$539,713
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	388	454	510	589	104
Less: Mortgage servicing rights	5,305	4,858	4,777	4,980	5,351
Tangible stockholders' equity (c)	$528,206	$527,255	$521,247	$542,019	$524,090

Total assets (b)	$3,317,065	$3,401,358	$3,394,399	$3,435,776	$3,278,800
Less: Goodwill	10,168	10,168	10,168	10,168	10,168
Less: Core deposit intangible	388	454	510	589	104
Less: Mortgage servicing rights	5,305	4,858	4,777	4,980	5,351
Tangible assets (d)	$3,301,204	$3,385,878	$3,378,944	$3,420,039	$3,263,177

Total stockholders' equity to total assets (a/b)	16.40%	15.96%	15.81%	16.23%	16.46%
Tangible stockholders' equity to tangible assets (c/d)	16.00%	15.57%	15.43%	15.85%	16.06%

Number of shares outstanding (e)	20,782	20,777	20,965	20,944	20,957

Book value per share (a/e)	$26.18	$26.12	$25.60	$26.63	$25.75
Tangible book value per share (c/e)	25.42	25.38	24.86	25.88	25.01

(3) – Equals total non-interest expense divided by the sum of net interest income and noninterest income. The ratio excludes net gain (loss) on sales, calls and impairment of investment securities.

(4) – The following tables reflect the calculation of the allowance for loan losses plus non-accretable yield on purchased, credit impaired loans as a percentage of total gross contractual loan principal receivable (“GCLPR”). While this ratio is not considered in accordance with GAAP, it provides additional insight regarding the Bank’s ability to absorb impairment of contractual loan principal receivable.

	Quarterly Comparison - Total Company
(dollars in thousands)	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
Allowance for loan losses	$23,226	$23,563	$23,729	$24,100	$22,510
Non-accretable yield	29,478	32,339	39,264	44,660	12,404
Total (f)	$52,704	$55,902	$62,993	$68,760	$34,914

Total loans	$2,618,764	$2,598,642	$2,650,197	$2,642,357	$2,440,394
Non-accretable yield	29,478	32,339	39,264	44,660	12,404
Accretable yield	1,986	2,742	3,465	3,419	700
Total GCLPR (g)	$2,650,228	$2,633,723	$2,692,926	$2,690,436	$2,453,498

Allowance and non-accretable yield to total GCLPR (f/g)	1.99%	2.12%	2.34%	2.56%	1.42%

	Quarterly Comparison - Acquired Banks Only
(dollars in thousands)	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012	June 30, 2012
Allowance for loan losses	$1,063	$214	$214	$-	$-
Non-accretable yield	29,478	32,339	39,264	44,660	12,404
Total (h)	$30,541	$32,553	$39,478	$44,660	$12,404

Total loans	$111,632	$122,921	$138,616	$160,341	$38,506
Non-accretable yield	29,478	32,339	39,264	44,660	12,404
Accretable yield	1,986	2,742	3,465	3,419	700
Total GCLPR (i)	$143,096	$158,002	$181,345	$208,420	$51,610

Allowance and non-accretable yield to total GCLPR (h/i)	21.34%	20.60%	21.77%	21.43%	24.03%

(5) – Equals total loans exceeding 30 days past due divided by total loans.

NA – Not applicable

NM – Not meaningful

CONTACT:
Republic Bancorp, Inc.
Kevin Sipes, 502-560-8628
Executive Vice President and Chief Financial Officer